================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                FORM SB-2
                                  AMENDMENT #1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             DENIA ENTERPRISES INC.
                    ----------------------------------------
                 (Name of small business issuer in its charter)

   NEVADA                            1000                        41-2133756
-----------------       ------------------------------     --------------------
(State or               (Primary Standard Industrial        (I.R.S. Employer
jurisdiction            of Classification Code Number)      Identification No.)
incorporation or
organization)
                             Denia Enterprises Inc.
                           Mr. Zoran Pudar, President
                         455 Beach Crescent, Suite 2106
                                Vancouver, B.C.
                                    V6Z 3E5
                           Telephone: (604) 719-3563
                           Facsimile: (604) 408-9962
         ---------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                            Val-u-Corp Services, Inc.
                         1802 N Carson Street, Suite 212
                           Carson City, Nevada, 89701
                             Telephone: 775-887-8853
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:                       as soon as practicable after
                                                   the effective date of this
                                                   Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH                        PROPOSED       PROPOSED
CLASS OF                             MAXIMUM        MAXIMUM
SECURITIES          DOLLAR           OFFERING       AGGREGATE       AMOUNT OF
TO BE               AMOUNT TO BE     PRICE PER      OFFERING        REGISTRATION
REGISTERED          REGISTERED       SHARE (1)      PRICE (2)       FEE (2)
--------------------------------------------------------------------------------
Common Stock        $ 177,000        $0.05          $ 177,000       $18.94
--------------------------------------------------------------------------------

(1) Based on the last sales price on January 30, 2006
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


                   SUBJECT TO COMPLETION, Dated April 6, 2006



Agent for service of process:                    Val-U-Corp Services Inc.
                                                 1802 N Carson Street, Suite 212
                                                 Carson City, Nevada, USA 89701
                                                 Telephone:  775-887-8853

                                   PROSPECTUS
                             DENIA ENTERPRISES INC.
                                3,540,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our shares will be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                 The Date Of This Prospectus Is: April 6, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary...................................................................... 4
Risk Factors ................................................................ 5
  -  If we do not obtain additional financing, our business will fail........ 5
  -  Because we have not commenced business operations, we face a high risk of business failure..................................................... 5
  -  Because of the  speculative  nature of  exploration  of mining properties, there is substantial risk that our business will fail.................................................................... 6
  -  We need to continue as a going concern if our business is to succeed.... 6
  -  Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business............................................................ 6
  - Because we have not surveyed the julie group claims, we may discover mineralization on the claims that is not within our claims boundaries and therefore, cannot be extracted...................................... 6
  -  If we become  subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected........... 6
  -  Because  our  directors  own 58.54% of our  outstanding  stock, they could control and make corporate  decisions that may be disadvantageous to other minority stockholders.......................... 7
  -  Because our president has other business  interests,  he may not be able or willing to devote a sufficient  amount of time to our business operations, causing our business to fail ............................... 7
  -  If a market for our common stock does not develop, shareholders may be unable to sell their  shares............................................ 7
Use of Proceeds ............................................................. 7
Determination of Offering Price.............................................. 7
Dilution..................................................................... 7
Selling Securityholders...................................................... 8
Plan of Distribution.........................................................13
Legal Proceedings............................................................14
Directors, Executive Officers, Promoters and Control Persons.................14
Security Ownership of Certain Beneficial Owners and Management...............15
Description of Securities....................................................16
Interest of Named Experts and Counsel........................................16
Disclosure of Commission Position of Indemnification for Securities
Act Liabilities .............................................................17
Organization Within Last Five Years..........................................17
Description of Business......................................................17
Plan of Operations...........................................................22
Description of Property......................................................23
Certain Relationships and Related Transactions...............................24
Market for Common Equity and Related Stockholder Matters.....................24
Executive Compensation.......................................................25
Financial Statements.........................................................26
Changes in and Disagreements with Accountants on Accounting and Financial
Disclosure...................................................................41

                                     Summary


Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral claims exploration. To date, we have not conducted any exploration on the Julie Group claims (the "Julie Group") located in the Nicola Mining Division of British Columbia, Canada. We have acquired a 100% interest in the Julie Group, which is located approximately 50 km south of Merritt, British Columbia and consist of the three mineral claims totaling 542.991 hectares. We have issued 300,000 common shares of the company's capital stock to 690047 BC Ltd., the owner of the claims, in January 2006.

Our objective is to conduct mineral exploration activities on the Julie Group in order to assess whether it possesses economic reserves of gold and silver. We have not yet identified any economic mineralization on the claims. Our proposed exploration program is designed to search for an economic mineral deposit.

We are planning to conduct only the preliminary stages of exploration work on the Julie Group claims. We will need to spend extensive amounts of money and time on additional exploration before we are able to determine whether the property contains economic quantities of mineralization.

Following the effective date of this registration statement, we intend to apply to have our shares quoted on the OTC Bulletin Board market. However, there is no assurance that this application will be successful or that any market will develop for our stock.

We were incorporated on March 10, 2004, under the laws of the state of Nevada. Our principal offices are located at 455 Beach Crescent, Suite 2106, Vancouver, British Columbia, Canada. Our telephone number is (604) 719-3563.

The Offering:

Securities Being Offered            Up to 3,540,000 shares of common stock.

Offering Price                      The  selling  shareholders  will   sell  our
                                    shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our shares will be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering               The selling shareholders will determine when
                                    and how they will sell the common stock offered in this prospectus.

Termination of the Offering         The offering  will  conclude when all of the
                                    3,540,000  shares of common  stock have been
                                    sold,  the  shares  no longer  need  to   be
                                    registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued                    8,540,000  shares  of  our  common stock are
                                    issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                     We will not receive  any  proceeds  from the
                                    sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data                       January 31, 2006      January 31, 2005
                                           (audited)              (audited)

Cash                                       $ 24,033             $        -
Total Assets                               $ 24,033             $        -
Liabilities                                $   3,500            $    1,880
Total Stockholders' Deficit                $(13,267)            $  (1,880)

Statement of Loss and Deficit

                              From Incorporation on
                       March 10, 2004 to January 31, 2006
                                    (audited)

Revenue                           $         0
Net Loss and Deficit              $    13,267

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Julie Group claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of March o, 2006, we had cash in the amount of $21,525. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Julie Group claims. While we have sufficient funds to conduct initial exploration on the claims, we will require additional financing in order to determine whether the claims contain economic mineralization and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the Julie Group claims are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold and silver, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be advances from related parties and joint venture or sale of a partial interest in the Julie Group to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Julie Group claims. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on March 10, 2004 and to date have been involved primarily in organizational activities and the acquisition of the interest in the mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Julie Group and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves of copper is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Julie Group does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

The Independent Auditors' Report to our audited financial statements for the period ended January 31, 2006 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

BECAUSE  WE  HAVE  NOT  SURVEYED  THE  JULIE  GROUP  CLAIMS,   WE  MAY  DISCOVER
MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIMS BOUNDARIES AND THEREFORE, CANNOT BE EXTRACTED.

While we have conducted a mineral claims title search to confirm that 690047 BC Ltd., the owner of the Julie Group mineral claims, is the registered owner of such claims, this should not be construed as a guarantee of claims boundaries. Until the claims are surveyed, the precise location of the boundaries of the claims may be in doubt. If we discover mineralization that is close to the estimated claims boundaries, it is possible that some or all of this mineralization may occur outside surveyed boundaries. In such a case, we would not have the right to extract these minerals.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral claims exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Julie Group claims, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS  OWN 58.54% OF OUR  OUTSTANDING  COMMON STOCK,  THEY COULD
MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 58.54% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE  OUR  PRESIDENT  HAS  OTHER  BUSINESS  INTERESTS,  HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Zoran Pudar only spends approximately 25% of his business time providing his services to us. While Mr. Pudar presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Pudar from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. Mr. Pudar is not involved in other business operations that are in competition with our company.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our shares will be quoted on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Securityholders

The selling securityolders named in this prospectus are offering all of the 3,540,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. These shares were acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933.The shares include the following:

         1. 1,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 8, 2005;

         2. 1,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 18, 2006;

         3. 240,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 31, 2006; and

         4. 300,000 shares of our common stock that the selling shareholders received from us on January 18, 2006, as a payment to acquire 100% interest in the Julie Group claims.


The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

-------------------------------------------------------------------------------------------------------------------
                                                      Total Number
                                                      Of Shares To            Total Shares          Percent
                                                      Be Offered For          Owned Upon            Owned Upon
Name Of                           Shares Owned        Selling                 Completion            Completion
Selling                           Prior To This       Shareholders            Of This               Of This
Stockholder                       Offering            Account                 Offering              Offering

-------------------------------------------------------------------------------------------------------------------

Brian Cowie                           300,000             300,000                Nil                   Nil
106 Miner Street,
Vancouver, BC
V3L 3Z2
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                      Total Number
                                                      Of Shares To            Total Shares          Percent
                                                      Be Offered For          Owned Upon            Owned Upon
Name Of                           Shares Owned        Selling                 Completion            Completion
Selling                           Prior To This       Shareholders            Of This               Of This
Stockholder                       Offering            Account                 Offering              Offering

-------------------------------------------------------------------------------------------------------------------

Kathleen Singh                        300,000             300,000                Nil                   Nil
7720 Rosewood Street,
Burnaby, BC
V5E 2H1
-------------------------------------------------------------------------------------------------------------------

Aaron Dawes                           300,000             300,000                Nil                   Nil
6061 Empress Ave.,
Burnaby, BC
V5E 2S4
-------------------------------------------------------------------------------------------------------------------

Jayna Pigeon                          300,000             300,000                Nil                   Nil
Box 334, Meadow Lake Rd,
Clinton, BC
V0K 1K0
-------------------------------------------------------------------------------------------------------------------

Michael McElheron                     300,000             300,000                Nil                   Nil
190 English Bluff Road,
Delta, BC
V4M 2M8
-------------------------------------------------------------------------------------------------------------------

Alex Potechnykh                       150,000             150,000                Nil                   Nil
29-4511 Chatterton Way,
Victoria, BC
V8X 5L8
-------------------------------------------------------------------------------------------------------------------

Tatiana Sytcheva                      150,000             150,000                Nil                   Nil
29-4511 Chatterton Way,
Victoria, BC
V8X 5L8
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                      Total Number
                                                      Of Shares To            Total Shares          Percent
                                                      Be Offered For          Owned Upon            Owned Upon
Name Of                           Shares Owned        Selling                 Completion            Completion
Selling                           Prior To This       Shareholders            Of This               Of This
Stockholder                       Offering            Account                 Offering              Offering

-------------------------------------------------------------------------------------------------------------------
Jeremy McElheron                      150,000             150,000                Nil                   Nil
190 English Bluff Road,
Delta, BC
V4M 2M8
-------------------------------------------------------------------------------------------------------------------

Ron McPhee                            150,000             150,000                Nil                   Nil
3795 Manor Street,
Burnaby, BC
V5G 1A8
-------------------------------------------------------------------------------------------------------------------

Rachael Twamley                       150,000             150,000                Nil                   Nil
7143 17th Ave,
Burnaby, BC
V3N 1K8
-------------------------------------------------------------------------------------------------------------------

Nancy Williams                        150,000             150,000                Nil                   Nil
6694 Acacia Ave.,
Burnaby, BC
V5E 3J7
-------------------------------------------------------------------------------------------------------------------

Iris Moya                             150,000             150,000                Nil                   Nil
6694 Acacia Ave.,
Burnaby, BC
V5E 3J7
-------------------------------------------------------------------------------------------------------------------

John Henderson                        150,000             150,000                Nil                   Nil
6694 Acacia Ave.,
Burnaby, BC
V5E 3J7
-------------------------------------------------------------------------------------------------------------------

Laine Dawes                           150,000             150,000                Nil                   Nil
6061 Empress Ave.,
Burnaby, BC
V5E 2S4
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                      Total Number
                                                      Of Shares To            Total Shares          Percent
                                                      Be Offered For          Owned Upon            Owned Upon
Name Of                           Shares Owned        Selling                 Completion            Completion
Selling                           Prior To This       Shareholders            Of This               Of This
Stockholder                       Offering            Account                 Offering              Offering

-------------------------------------------------------------------------------------------------------------------
Mirela Sivic                          150,000             150,000                Nil                   Nil
1363 Rama Ave,
New Westminster, BC
V3M 6T6
-------------------------------------------------------------------------------------------------------------------

690047 BC Ltd.                        300,000             300,000                Nil                   Nil
702-33 Water Street
Vancouver, BC
V6B 1A1
-------------------------------------------------------------------------------------------------------------------

Allan Campbell                         24,000              24,000                Nil                   Nil
6694 Acacia Ave.,
Burnaby, BC
V5E 3J7
-------------------------------------------------------------------------------------------------------------------

Christopher Dalley                     24,000              24,000                Nil                   Nil
216-252 Gorge Rd. E.
Victoria, BC
V9A 6W3
-------------------------------------------------------------------------------------------------------------------

Laura Bollen                           24,000              24,000                Nil                   Nil
5-1529 Cooper Road,
Victoria, BC
V9A 7A6
-------------------------------------------------------------------------------------------------------------------

Seguei Botchev                         24,000              24,000                Nil                   Nil
9-136 10th Street,
New Westminster, BC
V3M 3X8
-------------------------------------------------------------------------------------------------------------------

May Pelletier                          24,000              24,000                Nil                   Nil
#101-6558 Sussex Ave.,
Burnaby, BC
V5H 3C6
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                      Total Number
                                                      Of Shares To            Total Shares          Percent
                                                      Be Offered For          Owned Upon            Owned Upon
Name Of                           Shares Owned        Selling                 Completion            Completion
Selling                           Prior To This       Shareholders            Of This               Of This
Stockholder                       Offering            Account                 Offering              Offering

-------------------------------------------------------------------------------------------------------------------
Kaven Pelletier                        24,000              24,000                Nil                   Nil
#372-2691 E 49th Ave.,
Vancouver, BC
V5S 1J9
-------------------------------------------------------------------------------------------------------------------

Valentina Mulchenko                    24,000              24,000                Nil                   Nil
#1206-939 Homer Street,
Vancouver, BC
V6B 2W6
-------------------------------------------------------------------------------------------------------------------

Alexander Mulchenko                    24,000              24,000                Nil                   Nil
#1206-939 Homer Street,
Vancouver, BC
V6B 2W6
-------------------------------------------------------------------------------------------------------------------

Luis Fernando Caldera Duarte           24,000              24,000                Nil                   Nil
5091 Irmin Street,
Burnaby, BC
V5J 1Y6
-------------------------------------------------------------------------------------------------------------------

Mary Pelletier                         24,000              24,000                Nil                   Nil
#101-6558 Sussex Ave.,
Burnaby, BC
V5H 3C9
-------------------------------------------------------------------------------------------------------------------

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,540,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our shares will be quoted on the OTC Bulletin Board. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $13,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

    1. Not engage in any stabilization activities in connection with our common stock;

    2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

    3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

         *  contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
         *  contains a  description  of the  broker's or dealer's  duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
         * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
         * contains a toll-free telephone number for inquiries on disciplinary actions;
         * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
         * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

          * with bid and offer quotations for the penny stock;
          * details of the compensation of the broker-dealer and its salesperson in the transaction;
          * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
          * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
---------------------          -------
Elena Ilina                      43
Zoran Pudar                      44

Executive Officers:

Name of Officer            Age              Office
---------------------    --------          ---------------------
Zoran Pudar                 44              President and Chief
                                            Executive Officer

Elena Ilina                 43              Secretary and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Zoran Pudar graduated from the University of Tuzla, Bosnia and Herzegovina, (former Yugoslavia) in 1987 with a Diploma in Economic Geology (B.Sc. Geology). Mr. Pudar worked at the Geoinstitute of Sarajevo, Bosnia, as a geologist from 1987 to 1992. After arriving to Canada, Mr. Pudar was employed by several public and private companies involved in mineral properties exploration. From April 1996 to March 1999 Mr. Pudar was employed by International Alliance Resources Ltd. as geologist. He acted as Vice President for Exploration of Kolyma Goldfield Ltd. from April 1997 to March 1999. Mr. Pudar held a position at Big Blackfoot Resources as Project Manager and Chief Geologist from June 1999 to March 2003. All of the above-mentioned companies are British Columbia and Alberta public companies involved in mineral exploration. From April 2003 to present Mr. Pudar has acted as Director of Novicorp., a private company that provides international consulting services.

Mr. Pudar has acted as our President, chief executive officer and director since March 2005. Mr. Pudar intends to devote approximately 25% of his business time to our affairs.

Ms.  Elena  Ilina   holds  a  Master's  degree  in  performing  arts   from  the
Krasnoyarsk State University of Art located in Krasnoyarsk, Russia. She is an active member of BC Registered Musical Teacher Association since 2002. Ms. Ilina runs her own educational business since September of 2000. She is a leader and principal instructor of "Tri-City Strings" which operates in few locations in Great Vancouver area. Elena also performs as a senior instructor in British Columbia Conservatory of Music. Ms. Ilina organized a chamber orchestra which participates in different events of BC Conservatory of Music. In addition Ms. Ilina provides assistance to high-tech Company "ALT Database Solutions".

Ms. Ilina has acted as our Secretary and Treasurer since March 2005. Ms. Ilina intends to devote approximately 20% of her business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                               Amount of
Title of        Name and address               beneficial       Percent
Class           of beneficial owner            ownership        of class
--------------------------------------------------------------------------------

Common          Zoran Pudar                    2,500,000        29.27%
Stock           President, Chief
                Executive Officer
                and a Director
                119-4371 Mayberry St.,
                Burnaby, BC
                V5H 4H8


Common          Elena Ilina                    2,500,000        29.27%
Stock           Secretary, Treasurer
                and Director
                1049 Euphrates Cres.,
                Port Coquitlam, BC V3B 8B8

Common          All officers and directors     5,000,000        58.54%
Stock           as a group that consists of    shares
                two people

The percent of class is based on 8,540,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of March 11, 2005, there were 8,540,000 shares of our common stock issued and outstanding that are held by 28 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.

In order to convene a shareholder meeting, we must mail or deliver a notice of meeting to all registered shareholders at least ten days prior to the meeting. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. There is no minimum percentage of our issued stock that these two persons must hold. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Dale Matheson Carr-Hilton Labonte, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure  Of  Commission  Position  Of  Indemnification  For   Securities  Act
Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

Denia Enterprises Inc. was incorporated on March 10, 2004 under the laws of the state of Nevada. Mr.Zoran Pudar and Ms. Elena Ilina were appointed as our directors on April 1, 2004. As well, Mr. Pudar was appointed as our president and chief executive officer, while Ms. Ilina was appointed as our secretary and treasurer.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We have acquired a 100% interest in 3 mineral claims collectively known as the Julie Group claims. There is no assurance that a commercially viable mineral deposit exists on the claims. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined. In order to determine the legal feasibility of the claims, we must complete a survey of the mineral claims in order to ensure that the mineralization that we intend to exploit is within the claims boundaries. The cost of such a survey is estimated to be approximately $25,900.

Our plan of operation is to conduct exploration work on the Julie Group claims in order to ascertain whether they possess economic quantities of gold and silver. There can be no assurance that economic mineral deposits or reserves, exist on the Julie Group claims until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the claims is economically feasible.

Even if we complete our proposed exploration programs on the Julie Group claims and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

We will proceed with the geologist recommended exploration programs for the Julie Group claims and any additional recommended work based on results from such programs.

Management Experience

Our President Mr.Zoran Pudar is a professional geologist. Mr. Pudar graduated from the University of Tuzla, Bosnia and Herzegovina, (former Yugoslavia) in 1987 with a Diploma in Economic Geology (B.Sc. Geology). Mr. Pudar held positions of Chief Geologist and Project Manager with public companies located in British Columbia and Alberta. From April 1996 to March 1999 Mr. Pudar was employed by International Alliance Resources Ltd., a Vancouver-based public company, as geologist. He acted as Vice President for Exploration of Kolyma Goldfield Ltd. from April 1997 to March 1999. Mr. Pudar held a position at Big Blackfoot Resources as Project Manager and Chief Geologist from June 1999 to March 2003.

Our Secretary Ms. Elena Ilina has no professional training or technical credentials in the exploration, development and operation of mines.

Julie Group Claims Purchase Agreement

On January 18, 2006, we entered into a Mineral Property Purchase Agreement (the "Agreement") with 630047 BC Ltd. (the "Vendor") of Vancouver, British Columbia, whereby the Vendor agreed to transfer to us a 100% undivided right, title and interest in total of three mineral claims located in the Nicola Mining Division of British Columbia. In order to acquire a 100% interest in these claims, we have to issue to the Vendor 300,000 common shares (issued) of the Company's capital stock. The claims are held in trust for the Company by the Vendor. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder. At March o, 2006, the title to the Julie Group claims has not been recorded in the name of the Company.

Description, Location and Access

The Julie Group is located approximately 50 kilometres south of Merritt, in southern British Columbia within the Nicola Mining Division (Figure 1) within the Coquihalla Pass area. The Julie Group consists of 3 claims covering an area of 542.991 hectares.

Access to the property from Merritt is along the Coquihalla Highway turning west onto the Juliet Creek logging road approximately 50 kilometres south of Merritt. An all weather two-wheel drive logging road leads to the property, and a number of roads cross the claim. A number of cat trails and fire guards also traverse the property.

The  Property  is  centred   approximately   at   49(degree)43'N   latitude  and
121(degree)3'E longitude on Map Sheet 92H-11E.

The city of Merritt is the closest main centre and provides all services required to conduct mineral exploration.

Title to the Julie Group Claims

The Julie  Group  consists  property  consists  of 3 claims  covering an area of
542.991 hectares. The claim was originally staked in November, 2004 by David Heyman and has since been expanded and converted using British Columbia Energy and Mines' Mineral Titles Online staking system. A private numbered company, 690047 B.C. Ltd. purchased 100% of the property dated April 7, 2005. Property title is held in the name of and on behalf of 690047 B.C.Ltd.Ms.Ekaterina Popoff is a sole director of 690047 B.C.Ltd.. To the author's knowledge, no NSR exists on the property and title.

Table 1 below lists relevant information for the respective claims. Complete title opinions and individual option agreements are beyond the scope of this report. Detailed information on these matters can be obtained from the company or its solicitors.

All claims are compliant with the Mineral Title Online system.

Table 1: Claim Status

   -------------------------------------------------------------------------------------------------------------
   Tenure Number      Recording Date   Due Date          Recorded Holder    Mining          Number of Hectares
                                                                            Division
   -------------------------------------------------------------------------------------------------------------
   503797             Nov. 8, 2004     Nov. 8, 2006      690047 BC Ltd.     Nicola          167.077
   -------------------------------------------------------------------------------------------------------------
   504529             Jan. 21, 2005    Jan. 21, 2007     690047 BC Ltd.     Nicola          229.722
   -------------------------------------------------------------------------------------------------------------
   527065             Jan. 21, 2005    Feb. 3, 2007      David Heyman       Nicola          146.192
   -------------------------------------------------------------------------------------------------------------

A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground. Such rights may be transferred or held in trust. We have an option to purchase a 100% interest in the claims from the Optionors. The Optionors will transfer title to the claims to us if we exercise our option.

Exploration History

Exploration has continued in the Juliet-Mine Creek area since 1936, with later exploration directed towards base metals. During the late 1970's geological mapping, geochemical sampling, I.P. surveying, trenching and drilling work were carried out. In the Juliet Creek area proper, the first recorded activity was in 1969 when W. Livingstone and J. Christie staked the J.M. Claims over the anomalous Cu-Mo silt values. During 1970 magnetometer and Cu-Mo soil surveys were completed, followed by trenching. Minor amounts of copper and molybdenum sulphides were uncovered associated with quartz veins and brecciation. During 1978 and 1979 Western Mines carried out geological mapping and a soil geochemical survey over the property. Anomalous Cu-Mo values were obtained, but no further work was carried out. All exploration was directed towards base metals.

The property was staked by the Grant Crooker in July of 1986. During July of 1987 a reconnaissance soil and rock geochemical program was carried out over a small portion of the Juliet claim to test for precious metal mineralization. Quartz veins as well as a quartz stockwork breccia were sampled. A number of samples returned anomalous precious metal values, with a grab sample of the quartz stockwork breccia yielding 1750 ppb gold and 100 ppm silver. The encouraging results from the geochemical sampling prompted the optioning of the property to the Leigh Resource Corporation and the subsequent exploration program.

The work by Leigh Resource Corporation during 1988 included the establishment of a grid over approximately 150 hectares of the property. Geochemical, geophysical and geological surveys were carried out over the grid. Silt sampling during 1988 identified several anomalous silver values indicative of mineralization potential further upstream from the grid location.

Geological surveys identified notable gold silver mineralization within the quartz stockwork breccia measuring 900 m by 100 m. The zone remains open along strike in both directions as it dips under overburden. Soil sampling in the area indicates possible gold, silver and copper values along the length of the quartz stockwork breccia zone. Numerous narrow quartz veins containing weakly anomalous gold and silver values were found during the 1988 exploration program.
Geophysical work identified strong VLF EM anomalies in two areas. Other anomalous areas of interest were also identified.

The main target area during the 1988 work program was the large quartz stockwork breccia zone with secondary targets being the narrow quartz veins. A small diamond drill program was conducted in 1994.

Mineralization

Three types of mineralization have been identified on the Julie Group claims. Type I is individual quartz-sericite veins with pyrite, chalcopyrite and molybdenite. Type II is a quartz stockwork breccia with pyrite, chalcopyrite, galena and molybdenite. Type III is a weakly silificied, sericite and carbonate altered zone with molybdenite. Type I and II mineralization have gold and silver values associated with the sulphide mineralization.
Geological Assessment Report: Julie Group Claims

We retained Ms. Renee D. Brickner, a geoscientist and a member with the Association of Professional Engineers and Geoscientists, to complete an initial evaluation of the claims and to prepare a geological summary report on the Julie Group claims. Ms. Brickner is a licensed G.I.T. member of the Association of Professional Engineers and Geoscientists of British Columbia. She holds a Bachelor of Science degree in geology with Honors.

Based on her review of data relating to the Julie Group claims, Ms. Brickner has concluded that additional exploration is recommended on the property to determine whether or not it has the potential to host an economic mineral deposit. She recommends a two-phase exploration program to further evaluate the Julie Group claims.

Phase I would consist of compiling past exploration data and sampling areas of the claims that were previously explored. Sampling consists of a consulting geologist gathering silt and soil samples which may contain anomalous gold, silver, copper and molybdenum values which may indicate further mineralization at depth or up stream. As well, Ms. Brickner's recommendation is to collect pieces of rock that appear to contain precious metals such as gold and silver. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Phase II would consist of geological mapping, sampling and geochemical surveying over a systematic grid area. Geological mapping and sampling involves the identification and collection of rock types on the property allowing for interpretation of a geological model which may aid in locating economic mineralization and the identification of more abundant minerals which are commonly associated with economic mineralization. A geochemical survey may identify anomalous metal values within soils which allows for a quick, affordable assessment of a large area. Anomalous soil areas may indicate increased economic mineralization at depth where no outcrop is available. Phase I and II are recommended in order to determine the best claims and local areas to conduct subsequent exploration work.

Proposed Budget

Approximate costs for the recommended two phase program are as following:

Phase One:  Wide Scale Soil Sampling Grid

Personnel

Geologist - (6 days @ $400/day)                            $  2,400
Field Assistant - (6 days @ $225/day)                      $  1,350

Assays

150 samples (prep and analysis)                            $  2,625

Other

Report Compilation                                         $  1,800
Digitizing                                                 $    500
Vehicle Rental (6 days @ $60/day)                          $    360
Mileage ( 1,000 km @ $0.25/ km)                            $    250
Accommodation/Camp Costs (6 nights @ $50/person)           $    600
Food                                                       $    480
Miscellaneous                                              $    400
Gas                                                        $    200
                                                            --------

Phase I Total                                              $ 10,965
                                                            ========


Phase Two:  Detail Mapping/Soil Grid

Personnel

Geologist - (14 days @ $400/day)                           $  5,600
Field Assistant - (14 days @ $225/day)                     $  3,150

Assays

400 samples (prep and analysis)                            $  7,350


Other

Report Compilation                                         $  4,000
Digitizing                                                 $    750
Vehicle Rental (14 days @ $60/day)                         $    840
Mileage ( 1,500 km @ $0.25/ km)                            $    375
Accommodation/Camp Costs (14 nights @ $50/person)          $  1,400

Food                                                       $  1,200
Miscellaneous                                              $    800
Gas                                                        $    500
                                                            --------

Phase Two Total                                            $ 25,965
                                                            ========

Total Program Costs                                        $ 36,930
                                                            ========

We will make a decision whether to proceed with each successive phase of the exploration program upon completion of the previous phase and upon our analysis of the results that program. At the completion of each phase, the consulting geologist who conducts the program will review the results of exploration with our directors. Based upon this review, the directors will then determine whether to proceed with the next phase of exploration. In making their decision, the directors will rely upon the advice of the consulting geologist. If no further exploration is recommended on the Julie Group claims after the completion of any phase, we will likely abandon the claims. If this occurs, we will not own any interest in the claims.

If we abandon the Julie Group claims, we will attempt to raise additional funds in order to acquire an interest in an alternative mineral property that has the potential to contain economic mineralization. Such property may or not be in the area of the Julie Group claims. We do not currently have any confirmed source of financing or specific mineral properties in mind if this occurs. We would likely contact property owners or geologists who are involved in the mineral exploration business in order to identify potential properties for acquisition.

We intend to commence the phase one exploration program in June of 2006. This program will take approximately two weeks to complete at an estimated costs of $11,000. We will then commence the phase two exploration program in July of 2006. This phase would take one month to complete and cost approximately $26,000.

We will require additional funding in order to complete the phase two exploration program on the Julie Group claims. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock or through directors' loans.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

   -     Water discharge will have to meet water standards;

   -     Dust generation will have to be minimal or otherwise re-mediated;

   - Dumping of material on the surface will have to be re-contoured and re-vegetated;

   - An assessment of all material to be left on the surface will need to be environmentally benign;

   -     Ground water will have to be monitored for any potential contaminants;

   - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

   - There will have to be an impact report of the work on the local fauna and flora.

Because there will not be any significant physical disturbance to the Julie Group claims, we will not incur any costs in complying with environmental laws during the first two planned phases of exploration on the claims. Subsequent drilling will require some remediation work, which is not expected to exceed $10,000. We will need to raise additional funds to finance any drilling program, including remediation costs. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration programs. Because there is presently no information on the size, tenor, or quality of any minerals or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

An environmental review is not required under the Environmental Assessment Act to proceed with the recommended exploration program on our mineral claims.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

Upon the effectiveness of this registration statement, we will be a reporting company and will file our annual report on Form 10-KSB, interim reports on 10-QSB and current reports on Form 8-K with the Securities and Exchange
Commission. The public may read and copy any materials we file with the Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and two exploration programs on the Julie Group claims consisting of re-sampling of old workings, geologic mapping, analytical and test surveys. We anticipate that the phase one program will cost approximately $10,965, while the phase two program will cost approximately $25,965. The above program cost estimates were provided to us by Ms. Renee Brickner and are contained in her geological report respecting the Julie Group claims. Project costs may exceed Ms. Brickner's estimates.

To date, we have not commenced exploration on the Julie Group property. However, we did retain Ms. Renee Brickner, a professional geologist, to complete an initial review of the claims and to provide us with a geological report respecting the claims that included exploration recommendations. For these services, we paid Ms. Brickner $1,000.

We plan to commence the phase one exploration program on the Julie Group claims in summer of 2006. The program should take approximately up to a one month to complete. We will then undertake the phase two work program. This program will also take approximately one month to complete.

Following the phase two exploration, we intend to complete a drilling program on the Julie Group. The estimate cost of this program is $90,000 and will take approximately three months to complete, including the collection and interpretation of all exploration data. Subject to financing, we anticipate commencing the drill program in the spring of 2007. Follow up drilling would occur in the autumn of 2007.

While weather may occasionally prevent us from accessing the Julie Group claims in winter months, we do not expect conditions to impact our plan of operation, as we have scheduled our exploration programs during the spring, summer and autumn.

We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our planned exploration programs.

As well, we anticipate spending an additional $12,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs.

Total expenditures over the next 12 months are therefore expected to be $49,000.

We will require additional funding in order to proceed with the proposed phase two surveys and with any subsequent recommended work on the claims. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Results Of Operations For The Period From Inception Through January 31, 2006

We have not earned any revenues from our incorporation on March 10, 2004 to January 31, 2006. We do not anticipate earning revenues unless we enter into commercial production on the Julie Group claims, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the claims, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $11,387 for the year ended January 31, 2006 compared to the operating expenses of $1,880 for the period from our inception on March 10, 2004 to January 31, 2005. These operating expenses were comprised of accounting and audit fees of $1,900, management fees of $5,000, mineral property costs of $1,300, and office and administration expenses of $3,187.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We have acquired a 100% interest in the Julie Group claims located in Nicola Mining Division, British Columbia. We do not own or lease an interest in any other property.

Certain Relationships And Related Transactions

Except as disclosed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our sole promoter, Zoran Pudar;
  *  Any member of the immediate family of any of the foregoing persons.

Our President provided a loan of $400 as at January 31, 2006 (January 31, 2005 $680) to the Company. The amount is unsecured, non-interest bearing and has no specified terms of repayment. During the year ended January 31, 2006 we paid administration fees of $2,320 to our Secretary and paid management fees of $5,000 to our President.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  28  registered
shareholders.

Rule 144 Shares

A total of 5,000,000 shares of our common stock are available for resale to the public after March 4, 2006, in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 75,000 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

Because the shares eligible for resale under Rule 144 were obtained for $0.001 each, they may be sold for prices much lower than the shares offered hereby and may have a downward depressive effect on the market.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal years ended January 31, 2006 and 2005.

                           Annual Compensation

                                       Other  Restricted Options/ LTIP    Other
                                                  Stock *  SARs  payouts
Comp
Name     Title     Year   Salary   Bonus   Comp. Awarded   (#)   ($)
--------------------------------------------------------------------------------
Zoran     Pres.    2006     $0      $0     $5,000   0       0     0         0
Pudar     CEO &    2005     $0      $0     $0       0       0     0         0
          Dir.

Elena     Sec.
Ilina     Treas.&  2006     $0      $0     $2,320   0       0     0         0
          Dir.     2005     $0      $0     $0       0       0     0         0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Zoran Pudar or Elena Ilina, our directors and officers.

Financial Statements

Index to Financial Statements:

Audited financial statements for the year ended January 31, 2006, and for the period from March 10, 2004 (Inception) to January 31, 2005, including:

a. Report of Independent Registered Public Accounting Firm;

b. Balance Sheets;

c. Statements of Operations

d. Statements of Cash Flows; and

e. Statement of Stockholders' Equity;

f. Notes to the Financial Statements

                             DENIA ENTERPRISES INC.

                         (An Exploration Stage Company)

                              FINANCIAL STATEMENTS

                            JANUARY 31, 2006 and 2005






REPORT OF INDEPENDENT REIGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO THE FINANCIAL STATEMENTS

================================================================================

[DALE MATHESON           Partnership of:           Robert J Burkart, Inc.     James F Carr-Hilton, Ltd.
[CARR-HILTON LABONTE     Alvin F Dale, Ltd.        Peter J Donaldson, Inc.    R.J. LaBonte, Ltd.
-------------------      Robert J Matheson, Inc.   Fraser G Ross, Ltd.
[CHARTERED ACCOUNTANTS LOGO]


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors of Denia Enterprises Inc.:

We have audited the balance sheets of Denia Enterprises Inc. (an exploration stage company) as at January 31, 2006 and 2005 and the statements of operations, stockholders' equity and cash flows for the year ended January 31, 2006, the period from inception on March 10, 2004 to January 31, 2005 and the period from inception on March 10, 2004 to January 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2006 and 2005 and the statements of operations, stockholders' equity and cash flows for the year ended January 31, 2006, the period from inception on March 10, 2004 to January 31, 2005 and the period from inception on March 10, 2004 to January 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has reported losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            "Dale Matheson Carr-Hilton LaBonte"

                                                          CHARTERED ACCOUNTANTS

Vancouver, B.C.
February 13, 2006

                              DENIA ENTERPISES INC.
                         (An Exploration Stage Company)
                                 BALANCE SHEETS
                            JANUARY 31, 2006 and 2005

                                                                                2006                2005
                                                                                ----                ----
                                     ASSETS
CURRENT ASSETS
   Cash                                                                  $         24,033     $              -
                                                                         =================    ================

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                              $          3,100     $          1,200
   Due to related party (Note 5)                                                      400                  680
                                                                         ----------------     ----------------
                                                                                    3,500                1,880
                                                                         ----------------     ----------------

NATURE AND CONTINUANCE OF OPERATIONS (Note 1)

STOCKHOLDERS' EQUITY (DEFICIT)
Capital stock (Note 4)
     Authorized:
        75,000,000 common shares, $0.001 par value,
     Issued and outstanding:
        8,540,000 common shares (January 31, 2005 - Nil)                            8,540                    -
Additional paid in capital                                                         25,260                    -
Deficit accumulated during the exploration stage                            (      13,267)        (      1,880)
                                                                         ----------------     -----------------
                                                                                   20,533         (      1,880)
                                                                         ----------------     -----------------
                                                                         $         24,033     $              -
                                                                         ================     =================


    The accompanying notes are an integral part of these financial statements

                              DENIA ENTERPISES INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                 Year            March 10, 2004       March 10, 2004
                                                                ended            (Inception) to       (Inception) to
                                                             January 31,          January 31,          January 31,
                                                                 2006                 2005                 2006
                                                                 ----                 ----                 ----
Expenses
   Accounting and audit fees                              $      1,900          $       1,200       $          3,100
   Management fees                                               5,000                      -                  5,000
   Mineral property costs (Note 3)                               1,300                      -                  1,300
   Office and administration expenses                            3,187                    680                  3,867
                                                          ------------          -------------        ---------------
Net loss for the period                                   $     11,387          $       1,880       $         13,267
                                                          ============          =============
Basic loss per share                                      $       0.00          $        0.00
                                                          ============          =============
Weighted average number of shares outstanding                6,248,877                      -
                                                          ============          =============



    The accompanying notes are an integral part of these financial statements

                              DENIA ENTERPISES INC.
                         (An Exploration Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                              Year            March 10, 2004         March 10, 2004
                                                             ended            (Inception) to     (Inception) to January
                                                          January 31,           January 31,                31,
                                                              2006                 2005                   2006
                                                              ----                 ----                   ----
Operating Activities
   Net loss for the period                             $  (   11,387)       $  (      1,880)         $  (     13,267)
   Item not requiring use of cash
     Mineral property costs                                      300                      -                      300
   Change in non-cash working capital balance
   related to operations
     Accounts payable and accrued
     Liabilities                                               1,900                  1,200                    3,100
                                                        ------------        ---------------          ----------------
Net Cash used in operating activities                     (    9,187)          (        680)            (      9,867)
                                                        ------------        ---------------          ----------------
Financing Activities
   Proceeds on sale of common stock                           33,500                      -                   33,500
   Advances (Repayment)
   from(to) related party                                 (      280)                   680                      400
                                                        ------------        ---------------          ----------------
Net Cash from financing activities                            33,220                    680                   33,900
                                                        ------------        ---------------          ----------------
Increase in cash during the period                            24,033                      -                   24,033

Cash, beginning of the period                                      -                      -                        -
                                                        ------------        ---------------          ----------------
Cash, end of the period                                $      24,033        $             -          $        24,033
                                                        ============        ===============          ================

Supplemental cash flow information:
     Interest paid                                     $           -        $             -          $             -
                                                        ============        ===============          ================
     Income taxes paid                                 $           -        $             -          $             -
                                                        ============        ===============          ================
     Shares issued for
     acquisition of mineral property                   $         300        $             -          $           300
                                                        ============        ===============          ================

    The accompanying notes are an integral part of these financial statements

                              DENIA ENTERPISES INC.
                         (An Exploration Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
          for the period March 10, 2004 (Inception) to January 31, 2006

                                                                                             Deficit
                                                                                           Accumulated
                                                                           Additional       During the
                                                 Common Shares               Paid-in       Exploration
                                       ----------------------------------
                                            Number         Par Value         Capital          Stage            Total
                                            ------         ---------         -------          -----            -----
   Balance, March 10, 2004,                         -   $            -   $            -  $            -   $            -
   Net loss for the period                          -                -                -      (    1,880)     (     1,880)
                                         ------------   --------------   --------------  ---------------  ---------------
   Balance, January 31, 2005                        -                -                -      (    1,880)     (     1,880)

   Capital stock issued for cash:
    - March 2005 at $0.001 per              6,500,000            6,500                -               -            6,500
      share
    - January 2005 at $0.01 per
       share                                1,500,000            1,500           13,500               -           15,000
    - January  2005 at $0.05 per
       share                                  240,000              240           11,760               -           12,000
   Capital stock issued for mineral
   property:
   - January  2005 at $0.01 per
       share (Note 3)                         300,000              300                -               -              300
   Net loss for the period                          -                -                -      (   11,387)     (    11,387)
                                         ------------   --------------   --------------  --------------   ---------------
   Balance, January 31, 2006                8,540,000   $        8,540   $       25,260  $   (   13,267)  $       20,533
                                         ============   ==============   ==============  ==============   ===============


    The accompanying notes are an integral part of these financial statements

                             DENIA ENTERPRISES INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                January 31, 2006

Note 1        Nature and Continuance of Operations
              ------------------------------------
              The Company was incorporated in the State of Nevada on March 10, 2004 and is in the exploration stage. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $13,267 as at January 31, 2006 and further losses are anticipated in the development of its business raising doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans form directors and or private placement of common stock.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------
              Basis of Presentation
              ---------------------
              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

              Exploration Stage Company
              -------------------------
              The Company  complies with Financial  Accounting  Standards  Board
              Statement  No. 7  its  characterization  of  the  Company  as   an
              exploration stage enterprise.

                             DENIA ENTERPRISES INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                January 31, 2006

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Mineral Property
              ----------------

              Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties. The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The adoption of this standard has had no effect on the Company's financial position or results of operations. As at January 31, 2006, any potential costs relating to the retirement of the Company's mineral property interest has not yet been determined.

              Use of Estimates and Assumptions
              --------------------------------

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

              Foreign Currency Translation
              ----------------------------

              The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

              Fair Value of Financial Instruments
              -----------------------------------

              The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

                             DENIA ENTERPRISES INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                January 31, 2006

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Environmental Costs
              -------------------

              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

              Income Taxes
              ------------

              The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

              At January 31, 2006 a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

              Basic and Diluted Loss Per Share
              --------------------------------

              Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflect the potential dilution of securities that could share in the earnings of the Company.
              Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

              Stock-based Compensation
              ------------------------

              In December 2002, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information.

                             DENIA ENTERPRISES INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                January 31, 2006

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Stock-based Compensation - (cont'd)
              -----------------------------------

              The Company has elected to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company will apply the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense for employees is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. To January 31, 2006, the Company has not granted any stock options.

              The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

              The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

              Recent Accounting Pronouncements
              --------------------------------

              In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Non-monetary
              Transactions", is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning

                             DENIA ENTERPRISES INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                January 31, 2006

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Recent Accounting Pronouncements - (cont'd)
              -------------------------------------------

              after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

              In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment". SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's results of operations or financial position.

              The interpretations in this staff accounting bulletin ("SAB") express views of the staff regarding the interaction between Statement of Financial Accounting Standards Statement No. 123 (revised 2004), Share-Based Payment ("Statement 123R" or the "Statement") and certain Securities and Exchange Commission ("SEC") rules and

                             DENIA ENTERPRISES INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                January 31, 2006

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Recent Accounting Pronouncements - (cont'd)
              -------------------------------------------

              regulations and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular, this SAB provides guidance related to share-based payment transactions with nonemployees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of Statement 123R in an interim period, capitalization of

              Compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of Statement 123R, the modification of employee share options prior to adoption of Statement 123R and disclosures in Management's Discussion and Analysis ("MD&A") subsequent to adoption of Statement 123R. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's results of operations or financial position

              In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. The Company believes this Statement will have no impact on the financial statements of the Company.

              In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143" (FIN 47). Asset retirement obligations (AROs) are legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset, except for certain obligations of lessees. FIN 47 clarifies that liabilities associated with asset retirement obligations whose timing or settlement method are conditional on future events should be recorded at fair value as soon as fair value is reasonably estimable. FIN 47 also provides guidance on the information required to reasonably estimate the fair value of the liability. FIN 47 is intended to result in more consistent recognition of liabilities relating to AROs among companies, more information about expected future cash outflows associated with those obligations stemming from the retirement of the asset(s) and more information about investments in long-lived assets because additional asset retirement costs will be recognized by increasing the carrying amounts of the assets identified to be retired. FIN 47 is effective for fiscal years ending after December 15, 2005. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's financial statements.

                             DENIA ENTERPRISES INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                January 31, 2006

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Recent Accounting Pronouncements - (cont'd)
              -------------------------------------------

              In November 2005, FASB issued FSP FAS 115-1 and FAS 124-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" ("FSP FAS 115-1"), which provides guidance on determining when investments in certain debt and equity securities are considered impaired, whether that impairment is other-than-temporary, and on measuring such impairment loss. FSP FAS 115-1 also includes accounting considerations subsequent to the recognition of an other-than temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP FAS 115-1 is required to be applied to reporting periods beginning after December 15, 2005. The Company is required to adopt FSP FAS 115-1 in the second quarter of fiscal 2006. Management does not expect the adoption of this statement will have a material impact on our results of operations or financial condition. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's financial statements.

Note 3        Mineral Property
              ----------------

              Julie Group Claims
              ------------------

              By a mineral property purchase agreement dated January 18, 2006, the Company acquired a 100% undivided right, title and interest in and to three mineral claims, known as "Julie Group", located in the province of British Columbia, Canada by the issuance of 300,000 common shares of the company's capital stock at $0,01 per share for a total of $300 from an unrelated party. During the year the Company also incurred $1,000 of mineral property costs. To date the Company has incurred costs of $1,300 on the Julie Group property.

              The Property is held in trust by the vendor for the Company. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder. At January 31, 2006 the title to the Property has not been recorded in the name of the Company.

Note 4        Capital Stock
              -------------

              The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

              During the year ended January 31, 2006, the Company issued 8,240,000 shares of common stock for total cash proceeds of $33,500. The Company issued 300,000 shares of its common stock at $0,01 per share for a total of $300 for a mineral property (Refer note 3). At January 31, 2006, there were no outstanding stock options or warrants.

                             DENIA ENTERPRISES INC.
                         (An Exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                January 31, 2006

Note 5        Related Party Transactions
              --------------------------

              A director of the Company provided a loan of $400 as at January 31, 2006 (January 31, 2005 $680) to the Company. The amount is unsecured, non-interest bearing and has no specified terms of repayment. During the year ended January 31, 2006 the Company paid administration fees of $2,320 (January 31, 2005 $0) to its secretary and paid management fees of $5,000 (January 31, 2005 $0) to its president.

Note 6        Income Taxes
              ------------

              The significant components of the Company's deferred tax assets are as follows:

                                                                               January 31,           January 31,
                                                                                  2006                   2005
                                                                                  -----                  ----
             Deferred Tax Assets
               Non-capital loss carryforward                               $        1,990        $           282
                Less:  valuation allowance for deferred tax asset            (      1,990)        (          282)
                                                                          ----------------       ----------------
             Net deferred tax asset                                        $           -         $            -
                                                                          ================       ================

              There were no temporary differences between the Company's tax and financial bases that result in deferred tax assets, except for the Company's net operating loss carryforwards amounting to approximately $13,000 at January 31, 2006, (January 31, 2005; $2,000) which may be available to reduce future year's taxable income. These carryforwards will expire, if not utilized, commencing in 2026. Management believes that the realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history and continuing losses. Accordingly a full, deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Changes In And Disagreements With Accountants on Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission,100 F Street, N.E., Washington, D.C. 20005. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until _______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     Part II

                   Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1)      such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3)      such  indemnification  is   provided  by  us,   in   our  sole
                  discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $       18.94
Transfer Agent fees                                         $    1,000.00
Accounting and auditing fees and expenses                   $    5,000.00
Legal fees and expenses                                     $    4,000.00
Edgar filing fees                                           $    1,700.00
                                                            ---------------
Total                                                       $   11,718.94
                                                            ===============

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Recent Sales Of Unregistered Securities

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share to a total of two purchasers on March 4, 2005. The total amount received from this offering was $5,000. Of these shares, 2,500,000 were sold to Mr. Zoran Pudar and 2,500,000 were sold to Ms. Elena Ilina. Mr. Pudar is our president, chief executive officer and a director. Ms. Ilina is our secretary, treasurer and a director. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 1,500,000 shares of our common stock at a price of $0.01 per share to a total of 5 purchasers on March 8, 2005. The total amount received from this offering was $1,500. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

      Name of Subscriber                                  Number of Shares
      ------------------                                  ----------------
      Brian Cowe                                              300,000
      Kathleen Singh                                          300,000
      Aaron Dawes                                             300,000
      Jayna Pigeon                                            300,000
      Michael McElheron                                       300,000


We completed an offering of 1,500,000 shares of our common stock at a price of $0.01 per share to a total of 10 purchasers on January 18, 2006. The total amount received from this offering was $15,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

      Name of Subscriber                                  Number of Shares
      ------------------                                  ----------------
      Alex Poteshnykh                                         150,000
      Tatiana Sytcheva                                        150,000
      Jeremy McElheron                                        150,000
      Ron McPhee                                              150,000
      Rachael Twamley                                         150,000
      Nancy Williams                                          150,000
      Iris Maya                                               150,000
      John Henderson                                          150,000
      Laine Dawes                                             150,000
      Mirela Sivic                                            150,000

We have issued 300,000 common shares of the Company's capital stock at $0.01 per share to 690047 BC Ltd. as payment for Julie Group claims on January 18, 2006.

 We completed an offering of 240,000 shares of our common stock at a price of $0.05 per share to a total of 10 purchasers on January 31, 2006. The total amount received from this offering was $12,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

      Name of Subscriber                                  Number of Shares
      ------------------                                  ----------------
      Allan Campbell                                          24,000
      Christopher Dalley                                      24,000
      Laura Bollen                                            24,000
      Serguei Botchev                                         24,000
      May Pelletier                                           24,000
      Kaven Pelletier                                         24,000
      Valentina Mulchenko                                     24,000
      Luis Fernando Caldera Duarte                            24,000
      Mary Pelletier                                          24,000
      Alexander Mulchenko                                     24,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.


Exhibits

Exhibit
Number           Description

  3.1            Articles of Incorporation
  3.2            Bylaws*
  5.1            Legal opinion of Batcher & Zarcone, LLP, with consent to use
 10.1            Mineral Property Purchase Agreement dated  January 18, 2006
 23.1            Consent of Dale Matheson Carr-Hilton Labonte, CA's
 23.2            Consent of Batcher & Zarcone, LLP
 23.3            Consent of Renee Brickner, G.I.T.
 99.1            Location map

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post -effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove  from registration by means of a post-effective amendment any of
      the  securities  being  registered  hereby   which  remain  unsold  at the
      termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on April 6, 2006.

                                            Denia Enterprises, Inc.

                                            By:/s/ Zoran Pudar
                                            ------------------------------
                                            Zoran Pudar
                                            President, Chief Executive Officer,
                                            and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


SIGNATURE                  CAPACITY IN WHICH SIGNED              DATE

/s/ Zoran Pudar            President, Chief Executive            April 6, 2006
-----------------------    Officer, and Director
Zoran Pudar

/s/ Elena Ilina            Secretary, Treasurer
-----------------------    principal accounting                  April 6, 2006
Elena Ilina                officer, principal financial
                           officer and director